UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

DUNKIN’ BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35258	20-4145825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

130 Royall Street

Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 737-3000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 26, 2012, Dunkin’ Brands Group, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2012. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 8.01 Other Events.

On July 25, 2012 the Board of Directors of the Company authorized a program under which the Company may repurchase up to an aggregate of $500 million of its outstanding common stock. The authorization is granted for a period of two years.

On July 26, 2012, the Company also announced that its Board of Directors has approved a $0.15 per common share quarterly dividend. The dividend is payable on August 24, 2012 to shareholders of record at the close of business on August 6, 2012. The declaration of any future dividends is subject to the Board’s discretion. The full text of the Company’s press release issued today regarding this dividend is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Dunkin’ Brands Group, Inc. dated July 26, 2012 regarding the release of quarterly financial results and other information.

99.2	Press Release of Dunkin’ Brands Group, Inc. dated July 26, 2012 announcing the declaration of a $0.15 quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Nigel Travis
Nigel Travis
Chief Executive Officer

Date: July 26, 2012

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Dunkin’ Brands Group, Inc. dated July 26, 2012 regarding the release of quarterly financial results and other information.

99.2	Press Release of Dunkin’ Brands Group, Inc. dated July 26, 2012 announcing the declaration of a $0.15 quarterly dividend.